July 2, 2012

Prestige Brands, Inc.

90 North Broadway

Irvington, New York 10533

Form S-4 Registration

Prestige Brands, Inc.

Ladies and Gentlemen:

We have acted as special counsel for Prestige Brands Holdings, Inc., a Virginia stock corporation (“PBH”) and Prestige Brands International, Inc., a Virginia stock corporation (“PBI” and, together with PBH, the “Virginia Guarantors”), in connection with the Virginia Guarantors’ proposed guarantees (the “Guarantees”), along with the other guarantors under the Indenture (as defined below), of up to $250,000,000 in aggregate principal amount of 8.125% Senior Notes due 2020 (the “Exchange Notes”) of Prestige Brands, Inc., a Delaware corporation (the “Issuer”). The Exchange Notes are to be issued by the Issuer, and the Guarantees are to be made by the Virginia Guarantors, in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission on or about June 29, 2012. The Exchange Notes and the Guarantees will be issued pursuant to an Indenture dated as of January 31, 2012 among the Issuer, the Virginia Guarantors, the additional guarantors named therein and U.S. Bank National Association, as trustee (the “Indenture”). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Virginia Guarantors, along with the other guarantors, pursuant to guarantee provisions in the Indenture. This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

We have been requested by the Issuer to render this opinion. Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Indenture.

For purposes of rendering this opinion, we have examined the following documents:

(i)	the Registration Statement;

(ii)	the Indenture;

(iii)	Unanimous Written Consent of the Board of Directors of PBH dated January 31, 2012 authorizing the transactions contemplated therein;

(iv)	Certificate of Existence of PBH dated June 28, 2012 issued by the State Corporation Commission of the Commonwealth of Virginia;

July 2, 2012

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(v)	Articles of Incorporation and Bylaws of PBH;

(vi)	Unanimous Written Consent of the Board of Directors of PBI dated January 31, 2012 authorizing the transactions contemplated therein;

(vii)	Certificate of Existence of PBI dated June 28, 2012 issued by the State Corporation Commission of the Commonwealth of Virginia; and

(viii)	Articles of Incorporation and Bylaws of PBI.

The documents identified in items (i) through (ii) above may be referred to herein as the “Transaction Documents”, and the documents identified in items (iii) through (viii) above may be referred to herein as the “Company Documents.”

We have also examined originals, or copies identified to our satisfaction, of such other documents, instruments, certificates and records as we have considered appropriate in order to render the opinions contained herein. Where we have considered it appropriate, as to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon certificates or other comparable documents of public officials or other appropriate representatives of the Virginia Guarantors.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies and the authenticity of the originals, and (iii) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of all documents by each of the Virginia Guarantors and the validity and binding effect thereof upon each respective Virginia Guarantor), and (iv) the due, appropriate and timely filing of all financing statements and/or other instruments required for perfection of any security interests referenced in the Transaction Documents.

We express no opinion to the extent that any Transaction Documents may be impacted by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally; (ii) the exercise of judicial discretion or general principles of equity, whether considered in a proceeding at law or in equity, or public policy, including applicable securities law; (iii) restrictions on the assignment of benefits payable under any governmental health care program; (iv) standards relating to privacy and confidentiality of patient information; and/or (v) standards relating to fraud and forgery.

As to factual matters, we have relied upon all warranties and representations included in the Registration Statement and the Indenture and contained within the Company Documents and certificates of officers of the Virginia Guarantors. Whenever the phrase “to our knowledge” is used herein, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Virginia Guarantors in this transaction without independent investigation.

Based solely on the Company Documents and such investigations as we have deemed appropriate, we are of the opinion that:

July 2, 2012

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1. Each Virginia Guarantor has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia, with the corporate power and authority to enter into the transactions contemplated by the Guarantees.

2. Each Virginia Guarantor has the requisite corporate power and authority to execute and deliver and to perform its obligations under the Indenture.

3. Each Virginia Guarantor has taken all necessary corporate action to duly authorize the execution, delivery and performance of the Indenture.

The opinions set forth herein are subject to the following qualifications:

(A) In rendering the opinions set forth in paragraph 3 above, we have advised you only as to such knowledge as we have obtained from (a) the certificates of the Virginia Guarantors; and (b) the Company Documents. Except to the extent otherwise expressly set forth above, for purposes of this opinion, we have not made an independent review of any agreements, instruments, writs, orders, judgments, rules or other regulations or decrees which may have been executed by or which may now be binding upon either of the Virginia Guarantors, nor have we undertaken to review our internal files or any files of either of the Virginia Guarantors, relating to transactions to which one or both of the Virginia Guarantors may be a party, or to discuss their transactions or business with any other lawyers in our firm or with any other officers, partners or any employees of either of the Virginia Guarantors.

(B) We do not purport to express an opinion on any laws other than the laws of Virginia and federal law.  To the extent the laws of any other state or nation apply with respect to any of the transactions contemplated herein, we have assumed that the laws of such other state or nation are the same as the laws of the Commonwealth of Virginia in all applicable respects.  We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in the Commonwealth of Virginia exercising customary professional diligence would reasonably recognize as being directly applicable to the Virginia Guarantors and the Transaction Documents or any of them.

(C) Except as otherwise stated in this opinion, no one but the addressee hereof is entitled to rely upon this opinion without our written consent.  Notwithstanding the foregoing, we hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Finally, we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hancock, Daniel, Johnson & Nagle, P.C.